CD International Enterprises Reports Financial Results for the First Quarter of Fiscal 2012 Ended December 31, 2011

Records Net Income of $3.1 Million or $0.08 per Basic and Diluted Share on Revenues of $36.9 Million

DEERFIELD BEACH, FL--(2/14/12) - China Direct Industries, Inc. (d/b/a CD International Enterprises) (“CD International”) (NASDAQ:CDII), a U.S. based company that produces, sources, and distributes industrial commodities in China and the Americas and provides cross border corporate advisory services, announced today its financial results for the first quarter of fiscal 2012 ended  December 31, 2011.

Financial Highlights

For the first quarter of fiscal 2012, total revenues reached $36.9 million with net income attributable to common stockholders of $3.1 million.  This resulted in net income of $0.08 per basic and diluted share on 40.6 million basic weighted average shares and 41.1 million diluted weighted average shares.  This compares to revenues of $45.8 million with net income attributable to common stockholders of $3.4 million recorded in the first quarter of fiscal 2011. Net income per basic and diluted share in the first quarter of fiscal 2011 was $0.11 on 31.8 million basic and diluted weighted average shares.   Our gross profit margin in the first quarter of fiscal 2012 increased to 15.2% compared to 14.3% in the comparable period in fiscal 2011.  Net profit margins also increased in the first quarter of fiscal 2012, reaching 8.4% compared to 7.5% in the comparable period in fiscal 2011.

In the first quarter of fiscal 2012 in our magnesium segment we shipped 6,345 metric tons of magnesium at an average sales price of $2,833 per metric ton resulting in revenue of $18.0 million. While prices were significantly higher compared to the first quarter of fiscal 2011, we saw a progressive decline in demand and market prices beginning in October 2011 largely due to a decline in global demand due to the uncertainties surrounding the European debt crisis coupled with tightening credit in China. These factors also forced several undercapitalized competitors to liquidate inventories to raise cash balances.  In response, management decided to reduce trading activities and build inventories in anticipation of improving market conditions in the coming quarters.  While this lead to a 32% decline in shipping volumes compared to the first quarter of fiscal 2011, overall revenue declined by approximately 15.5% and our magnesium segment remained slightly profitable on an EBITDA basis.  In our basic materials segment overall revenue was $13.8 million with revenues declining by $5.4 million compared to the same period of fiscal 2011.  The decrease in revenues was due to a decline in sales volumes from our construction steel related products as slower construction expansion and tightened credit conditions in China impacted our customers' ability to obtain financing to purchase our products.  In our consulting segment, revenues totaled $5.2 million in the first quarter of fiscal 2012 as compared to revenues of $5.3 million recorded in the comparable period of fiscal 2011.  This was primarily attributable to a transaction fee received for consulting services provided to a new client in the first quarter of fiscal 2012.

Balance Sheet

At December 31, 2011, total assets were $121.2 million and shareholder equity was $75.5 million with 40.7 million shares outstanding. At September 30, 2011, total assets were $116.3 million and shareholder equity of $68.3 million with 40.4 million shares outstanding. At December 31, 2011 cash and cash equivalents were $6.1 million after the deployment of $3.3 million toward our commodities distribution business in North and South America, including the purchases of iron ore for shipment in the second quarter of fiscal 2012.  We also increased prepaid expenses by $2.2 million to $16.6 million in preparation for increased sales in our magnesium segment.  Cash and cash equivalents were $12.6 million with an additional $14.4 million in prepaid expenses at September 30, 2011.  Working capital improved to $52.2 million from $44.8 million from September 30, 2011.   Additionally, in January of 2012, we received $1.6 million from a consulting client for repayment of a loan and for payment of consulting services rendered.

While we experienced some softness in magnesium demand toward the end of calendar 2011, prices have stabilized in the beginning of calendar 2012 and magnesium prices are significantly higher than in the early part of fiscal 2011.  Management continues to believe that we have positioned our company to take a major step forward in this segment in 2012 through our magnesium consolidation plan as well as through our use of cleaner more efficient waste gas.  We anticipate that overall supply in China will be constricted later in fiscal 2012 and into fiscal 2013, as competitors using coal for fuel remain under pressure from environmental regulations and higher energy costs. We have also begun to ramp our efforts in our industrial commodities business which we anticipate will lead to progressive revenue growth throughout fiscal 2012 as we have cleared regulatory hurdles in Mexico and South America to deliver commodities on a continuous basis into China.  We believe our corporate repositioning to emphasize the international expansion of our business will strengthen our business and broaden our exposure to the investment community in the quarters and years to come. We continue to anticipate an improvement in our performance in fiscal 2012 as we continue to build our company for the future.  We will further discuss our operating results as well as our outlook for fiscal 2012 during the conference call today, February 14, 2012 at 4:30 PM EST.

Commenting on our results for the first quarter of fiscal 2011, Dr. James Wang, Chairman and CEO of CD International, stated, "Our core business continues to remain strong in the first quarter of fiscal 2012.  We have deployed substantial resources to build our operations in North and South America and prepare for the remainder of this fiscal year in our magnesium segment.  We are confident that as we complete our magnesium expansion plans, we will be poised to become the overall leader in this industry as we see market trends improve heading into the second half of our fiscal year. We continue to build our base of recurring revenues from our consulting services clients placing us in a solid position for future growth in this segment.  We believe we are putting all the pieces in place to set the stage for an extended period of revenue and earnings expansion in the years to come and look forward to delivering on our business plan for the benefit of our stockholders.”

CD International Conference Call to discuss its financial results for the first quarter of fiscal 2012

The conference call will take place at 4:30 p.m. EST on Tuesday, February 14, 2011. Anyone interested in participating should call (877) 407-8033 if calling within the United States or (201) 689-8033 if calling internationally approximately 5 to 10 minutes prior to 4:30 p.m. Participants should ask for the CD International Enterprises 2012 First Quarter Earnings conference call.

This call is being webcast and can be accessed at CD International website at http://www.cdii.net/calendar-of-events. The webcast may also be accessed at: http://www.investorcalendar.com/IC/CEPage.asp?ID=167397. The playback of the webcast can be accessed through either site until May 15, 2012. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

About CD International Enterprises, Inc.

CD International Enterprises, Inc. (NASDAQ: CDII), is a U.S. based company that produces, sources, and distributes industrial commodities in China and the Americas and provides business and financial consulting services. Headquartered in Deerfield Beach, Florida with corporate offices in Shanghai, CD International's unique infrastructure provides a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about CD International, please visit http://www.cdii.net.

 CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2011	September 30, 2011
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$6,092,506	$12,563,126
Marketable securities available for sale (Note 4)	11,418,140	8,292,837
Marketable securities available for sale-related parties (Note 4)	212,238	542,386
Accounts and notes receivables, net of allowance of $266,508 and $276,069, respectively (Note 5)	22,297,006	20,428,217
Accounts, loans and other receivables, and prepaid expenses - related parties (Note 10)	11,566,473	9,598,583
Inventories, net (Note 6)	12,271,818	9,625,774
Prepaid expenses and other current assets, net (Note 7)	16,648,414	14,389,065
Restricted cash, current	1,644,404	1,547,159
Total current assets	82,150,999	76,987,147
Property, plant and equipment, net (Note 8)	36,320,715	36,873,988
Intangible assets	153,271	163,447
Property use rights, net	2,235,665	2,252,445
Other long-term assets	289,690	58,192
Total assets	$121,150,340	$116,335,219
LIABILITIES AND EQUITY
Current Liabilities:
Loans payable-short term (Note 9)	$2,846,515	$2,657,091
Accounts payable and accrued expenses	15,527,101	15,468,902
Accounts and other payables-related parties (Note10)	4,108,852	4,590,045
Advances from customers and deferred revenue	2,097,811	3,821,208
Other liabilities	4,859,190	4,315,858
Taxes payable	543,512	1,349,611
Total current liabilities	29,982,981	32,202,715
Long-term liabilities	32,501	107,231
Total Liabilities	30,015,482	32,309,946

TOTAL EQUITY
Series A Convertible Preferred Stock: $.0001 par value, stated value $1,000 per share; 10,000,000 authorized, 1,006 shares outstanding at December 31 and September 30, 2011. (Note 11)	1,006,250	1,006,250
Common Stock: $.0001 par value; 1,000,000,000 authorized; 40,652,582 and 40,353,828 issued and outstanding as of December 31 and September 30, 2011, respectively (Note 11)	4,065	4,035
Additional paid-in capital	75,729,218	75,279,087
Accumulated other comprehensive income	3,799,562	128,943
Accumulated deficit	(5,000,604)	(8,111,323)
Total China Direct Industries, Inc. stockholders' equity	75,538,491	68,306,992
Noncontrolling interests (Note 12)	15,596,367	15,718,281
Total equity	91,134,858	84,025,273
Total liabilities and equity	$121,150,340	$116,335,219

CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three months ended
	December 31, 2011	December 31, 2010

Revenues	$36,364,466	$45,762,889
Revenues-related parties	547,431	6,713
Total revenues	36,911,897	45,769,602
Cost of revenues	31,314,543	39,238,556
Gross profit	5,597,354	6,531,046
Operating (expenses) income:
Selling, general, and administrative	(3,420,273)	(3,602,281)
Other operating income	-	374,980
Total operating expenses	(3,420,273)	(3,227,301)
Operating income	2,177,081	3,303,745
Other income (expenses):
Other income	483,710	171,519
Interest income (expense)	59,009	(7,747)
Realized gain (loss) on available-for-sale securities	14,256	(118,412)
Total other income	556,975	45,360
Income before income taxes	2,734,056	3,349,105
Income tax benefit	7,456	73,284
Net income	2,741,512	3,422,389
Net loss attributable to noncontrolling interests	389,192	43,447
Net income attributable to China Direct Industries	$3,130,704	$3,465,836

Deduct dividends on Series A Preferred Stock:
Preferred stock dividend	(20,130)	(20,130)
Net income attributable to common stockholders	$3,110,574	$3,445,706
COMPREHENSIVE INCOME:
Net income	$2,741,512	$3,422,389
Foreign currency translation adjustments	514,983	791,958
Unrealized gains on available-for-sale securities	3,208,566	404,754
Comprehensive income	$6,465,061	$4,619,101
Net loss attributable to noncontrolling interests	389,192	43,447
Foreign currency translation adjustments - noncontrolling interests	(52,931)	(274,178)
Comprehensive income attributable to China Direct Industries	$6,801,322	$4,388,370
Preferred stock dividend	(20,130)	(20,130)
Comprehensive income attributable to common stockholders	$6,781,192	$4,368,240

Basic and diluted income per common share
Basic	$0.08	$0.11
Diluted	$0.08	$0.11
Basic weighted average common shares outstanding	40,565,910	31,818,874
Diluted weighted average common shares outstanding	41,126,275	31,818,874

RECONCILIATION OF NET INCOME FROM OPERATIONS TO EBITDA
(Unaudited)

EBITDA from operations is defined as net income (loss) from operations plus interest expense, income tax expense, depreciation, and amortization of intangibles, net, less interest income and income tax benefit. EBITDA from operations is a non-GAAP measure used by management to measure operating performance, and we believe it is a useful indicator in assessing investment requirements and financing business expansion in our core segments. Because EBITDA from continuing operations is not calculated identically by all companies, our calculation may not be comparable to similarly titled measures of other companies.

	Three Months Ended December 31,
(Dollars in thousands)	2011	2010
NN Net income from operations	$2,742	$3,422
Interest expense ( income), net	(59)	8
Income tax benefit	(7)	(73)
Depreciation	958	984
Amortization	27	27

EBITDA from operations	$3,661	$4,368

By Segment:

Magnesium	$39	$317
Basic Materials	(342)	210
Consulting	3,964	3,841
EBITDA from operations	$3,661	$4,368

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding revenues, margins, net income and earnings, magnesium prices and demand, our expectations regarding production, operating performance and industry standing in our magnesium segment, demand for and growth and continuing operations in our consulting segment and the completion of shipments of iron ore and the growth in our international trading business. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	Fluctuations in the pricing and availability of magnesium and in levels of customer demand.
•	Changes in the prices of magnesium and magnesium-related products.
•	Our ability to implement our expansion plans for growing our business through increased magnesium production capacity and acquisitions and development of our industrial commodities business.
•	Fluctuations in the cost or availability of coke gas and coal.
•	Loss of orders from any of our major customers.
•	Impact of proposed acquisition of Golden Trust and Lingshi Magnesium and interest of our directors and executive officers in such transaction.
•	Our ability to effectively integrate our acquisitions and to manage our growth and our inability to fully realize any anticipated benefits of acquired business.
•	The value of the equity securities we accept as compensation is subject to adjustment which could result in losses to us in future periods.
•
Our need for additional financing which we may not be able to obtain on acceptable terms, the dilutive effect additional capital raising efforts in future periods may have on our current shareholders and the increased interest expense in future periods related to additional debt financing.

•	Our dependence on certain key personnel.
•	Difficulties we have in establishing adequate management, cash, legal and financial controls in the PRC.
•	Our ability to maintain an effective system of internal control over financial reporting.
•
The lack various legal protections in certain agreements to which we are a party and which are material to our operations which are customarily contained in similar contracts prepared in the United States.

•	Potential impact of PRC regulations on our intercompany loans.
•	Our ability to assure that related party transactions are fair to our company.
•
Yuwei Huang, our executive vice president – magnesium, director and an officer of several of our magnesium subsidiaries his daughter Lifei Huang and Kong Tung is also an owner and executive officer of several companies which directly compete with our magnesium business.

•	The impact of a loss of our land use rights.
•	Our ability to comply with the United States Foreign Corrupt Practices Act which could subject us to penalties and other adverse consequences.
•	Limits under the Investment Company Act of 1940 on the value of securities we can accept as payment for our business consulting services.
•	Our acquisition efforts in future periods may be dilutive to our then current shareholders.
•	The risks and hazards inherent in the mining industry on the operations of our basic materials segment.
•	Our inability to enforce our rights due to policies regarding the regulation of foreign investments in the PRC.
•	The impact of environmental and safety regulations, which may increase our compliance costs and reduce our overall profitability.
•	The effect of changes resulting from the political and economic policies of the Chinese government on our assets and operations located in the PRC.
•	The impact of Chinese economic reform policies.
•	The influence of the Chinese government over the manner in which our Chinese subsidiaries must conduct our business activities.
•	The impact on future inflation in the PRC on economic activity in the PRC.
•	The impact of any natural disasters and health epidemics in China.
•	The impact of labor laws in the PRC may adversely affect our results of operations.
•	The limitation on our ability to receive and use our revenues effectively as a result of restrictions on currency exchange in the PRC.
•	Fluctuations in the value of the RMB.
•	Delisting of our securities from trading by NASDAQ.
•	The market price for shares of our common stock has been and may continue to be highly volatile and subject to wide fluctuations.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

Contact:

Contact Information:
For the Company:
China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-244-6257
Email:
richard.galterio@cdii.net
lillian.wong@cdii.net